UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

TD Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska		68154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

TD Ameritrade Holding Corporation Credit Agreement

On April 21, 2017, TD Ameritrade Holding Corporation (“Parent”) entered into a Credit Agreement (the “Parent Credit Agreement”) with the lenders party thereto (the “Parent Lenders”), led by U.S. Bank National Association, as syndication agent, Barclays Bank PLC, TD Securities (USA) LLC (“TD Securities”) and Wells Fargo Securities, LLC, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the Parent Lenders have committed to make available to Parent a new $300 million senior unsecured revolving loan facility (the “New Parent Revolving Facility”). TD Securities is a wholly-owned subsidiary of The Toronto-Dominion Bank (“TD”), and TD owns approximately 42% of the outstanding common stock of Parent. Additional information regarding the relationship between TD and Parent is described in Parent’s Definitive Proxy Statement for Parent’s 2017 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on January 4, 2017.

The New Parent Revolving Facility replaced Parent’s existing $300 million unsecured revolving loan facility (the “Existing Parent Revolving Facility”), which was scheduled to expire on June 11, 2019. The maturity date of the New Parent Revolving Facility is April 21, 2022. Borrowings under the New Parent Revolving Facility may be used for working capital needs and for general corporate purposes.

The applicable interest rate under the New Parent Revolving Facility is calculated as a per annum rate equal to, at the option of Parent, (a) LIBOR plus an applicable margin, which is currently 1.25% (“Eurodollar loans”) or (b) (i) the greater of (x) the prime rate, (y) the federal funds effective rate (or if the federal funds effective rate is unavailable, the overnight bank funding rate) plus 0.50% or (z) the eurodollar rate assuming a one-month interest period plus 1.00% plus (ii) an applicable margin, which is currently 0.25% (“ABR loans”). The applicable margins for both Eurodollar loans and ABR loans under the New Parent Revolving Facility will be reduced in the event of certain improvements in Parent’s senior unsecured long-term debt ratings (subject to a minimum of 0.875% for Eurodollar loans and 0% for ABR loans) and will be increased in the event of certain reductions in Parent’s senior unsecured long-term debt ratings (subject to a maximum of 1.50% for Eurodollar loans and 0.50% for ABR loans). Parent pays an annual commitment fee which is a percentage of the unused capacity of the New Parent Revolving Facility. The commitment fee varies based on Parent’s senior unsecured long-term debt ratings and is currently 0.15%.

The obligations under the Parent Credit Agreement are not guaranteed by any subsidiary of Parent. Prior to the termination of the Existing Parent Revolving Facility, TD Ameritrade Online Holdings Corp. (“TDAOH”) guaranteed Parent’s obligations under the Existing Parent Revolving Facility and its 5.600% Senior Notes due 2019 issued pursuant to the Indenture dated November 19, 2009 between Parent, TDAOH and The Bank of New York Mellon Trust Company, National Association, as trustee, as supplemented by the First Supplemental Indenture dated November 25, 2009 (the “2019 Notes”). Upon the termination of the Existing Parent Revolving Facility on April 21, 2017, TDAOH’s guarantee of 2019 Notes was automatically released.

The Parent Credit Agreement contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of subsidiaries, change in nature of business, mergers, consolidations, the sale of all or substantially all of the assets of Parent and its subsidiaries, taken as a whole, and transactions with affiliates. Parent is also required to maintain compliance with a maximum consolidated leverage ratio covenant (not to exceed 3.00:1.00) and a minimum consolidated interest coverage ratio covenant (not less than 4.00:1.00), and Parent’s broker-dealer subsidiaries are required to maintain compliance with a minimum regulatory net capital covenant. The Parent Credit Agreement also contains customary affirmative covenants, including, but not limited to, compliance with applicable law, payment of taxes, maintenance of insurance, preservation of corporate existence, keeping of proper books of record and account and maintenance of properties.

The Parent Credit Agreement includes events of default customary for such financings, including, but not limited to, nonpayment of principal, interest or fees, cross-defaults to other debt, inaccuracies of representations and warranties, failure to perform negative covenants, failure to perform other terms and conditions, events of bankruptcy and insolvency, change of control and unsatisfied judgments.

The foregoing description of the Parent Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Parent Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

TD Ameritrade Clearing, Inc. Credit Agreement

On April 21, 2017, TD Ameritrade Clearing, Inc. (“TDAC”), a wholly-owned subsidiary of Parent, entered into a Credit Agreement (the “TDAC Credit Agreement”) with the lenders party thereto (the “TDAC Lenders”), led by U.S. Bank National Association, as syndication agent, Barclays Bank PLC, TD Securities and Wells Fargo Securities, LLC, as co-documentation agents, and JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which the TDAC Lenders have committed to make available to TDAC a $600 million senior unsecured revolving loan facility (the “New TDAC Revolving Facility”).

The New TDAC Revolving Facility replaced TDAC’s existing $300 million unsecured revolving loan facility (the “Existing TDAC Revolving Facility”), which was scheduled to expire on June 11, 2019. The maturity date of the New TDAC Revolving Facility is April 21, 2022. Borrowings under the New TDAC Revolving Facility may be used for working capital needs and for general corporate purposes.

The applicable interest rate under the New TDAC Revolving Facility is calculated as a per annum rate equal to, at the option of TDAC, (a) LIBOR plus an applicable margin, which is currently 1.125% (“Eurodollar loans”) or (b) the federal funds effective rate plus an applicable margin, which is currently 1.125% (“Federal Funds Rate loans”). The applicable margins for both Eurodollar loans and Federal Funds Rate loans under the New TDAC Revolving Facility will be reduced in the event of certain improvements in Parent’s senior unsecured long-term debt ratings (subject to a minimum of 0.75% for both Eurodollar loans and Federal Funds Rate loans) and will be increased in the event of certain reductions in Parent’s senior unsecured long-term debt ratings (subject to a maximum of 1.25% for both Eurodollar loans and Federal Funds Rate loans). TDAC pays an annual commitment fee which is a percentage of the unused capacity of the New TDAC Revolving Facility. The commitment fee varies based on Parent’s senior unsecured long-term debt ratings and is currently 0.125%.

The TDAC Credit Agreement contains negative covenants that limit or restrict, subject to certain exceptions, the incurrence of liens, indebtedness of TDAC and its subsidiaries, change in nature of business, mergers, consolidations, and the sale of all or substantially all of the assets of TDAC and its subsidiaries, taken as a whole. TDAC is also required to maintain minimum consolidated tangible net worth and is required to maintain compliance with minimum regulatory net capital requirements. The TDAC Credit Agreement also contains customary affirmative covenants, including, but not limited to, compliance with applicable law, payment of taxes, maintenance of insurance, preservation of corporate existence, keeping of proper books of record and account and maintenance of properties.

The TDAC Credit Agreement includes events of default customary for such financings, including, but not limited to, nonpayment of principal, interest or fees, cross-defaults to other debt, inaccuracies of representations and warranties, failure to perform negative covenants, failure to perform other terms and conditions, events of bankruptcy and insolvency, change of control and unsatisfied judgments.

The foregoing description of the TDAC Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the TDAC Credit Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On April 21, 2017, in connection with the New Parent Revolving Facility described above, Parent terminated the Existing Parent Revolving Facility and the related credit agreement, dated as of June 11, 2014, among Parent, TD Ameritrade Online Holdings Corp., as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. There were no material termination penalties in connection with the termination of the Existing Parent Revolving Facility.

On April 21, 2017, in connection with the New TDAC Revolving Facility described above, TDAC terminated the Existing TDAC Revolving Facility and the related credit agreement, dated as of June 11, 2014, among TDAC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. There were no material termination penalties in connection with the termination of the Existing TDAC Revolving Facility.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated April 21, 2017, among TD Ameritrade Holding Corporation, the lenders party thereto, U.S. Bank National Association, as syndication agent, Barclays Bank PLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as co-documentation agents and JPMorgan Chase Bank, N.A., as administrative agent

10.2	Credit Agreement, dated April 21, 2017, among TD Ameritrade Clearing, Inc., the lenders party thereto, U.S. Bank National Association, as syndication agent, Barclays Bank PLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, as co-documentation agents and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 21, 2017	TD AMERITRADE HOLDING CORPORATION

	By:	/s/ Stephen J. Boyle
Stephen J. Boyle
Executive Vice President,
Chief Financial Officer